EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated March 5, 2004 accompanying the consolidated financial statements of Synergy Brands, Inc. and Subsidiaries, which is included in the Annual Report of Synergy Brands, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Synergy Brands, Inc. on Form S-3/A (Registration No. 333-126539, effective March 7, 2006).


/s/GRANT THORNTON LLP

New York, New York
March 28, 2006